Exhibit 99.3

REFLECT SYSTEMS, INC.
BALANCE SHEETS
As of September 30, 2021 (unaudited) and December 31, 2020

	(unaudited) September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,885,683	$2,726,431
Accounts receivable	2,350,895	3,609,113
Contract assets	18,000	—
Work-in-progress	174,228	6,111
Prepaid expenses and other current assets	105,202	169,560
Total current assets	6,534,008	6,511,215

PROPERTY AND EQUIPMENT, NET	313,697	419,932
CAPITALIZED SOFTWARE DEVELOPMENT, NET	2,792,388	2,944,452
DEFERRED INCOME TAX ASSET, NET	3,172,485	3,105,207
OTHER ASSETS	35,816	35,816

TOTAL ASSETS	$12,848,394	$13,016,622

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$644,964	$632,679
Accrued liabilities	323,348	368,578
Contract liabilities	2,562,727	3,069,591
Deferred rent and tenant allowance, current portion	109,929	104,173
Note payable, current portion	500,000	500,000
Total current liabilities	4,140,968	4,675,021
Deferred rent and tenant allowance, net of current portion	147,485	231,371
Note payable, net of current portion	708,333	1,083,333
TOTAL LIABILITIES	4,996,786	5,989,725

TEMPORARY STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.001 par value, 3,000,000 shares authorized, issued and outstanding $4,600,200 liquidation preference	2,303,000	2,303,000
Series B preferred stock, $0.001 par value, 2,472,443 shares authorized, issued and outstanding $4,089,421 liquidation preference	2,047,182	2,047,182
Series C preferred stock, $0.001 par value, 10,400,000 shares authorized, 3,727,613 issued and outstanding $6,709,703 liquidation preference	3,358,579	3,358,579
Series C-1 preferred stock, $0.001 par value, 8,000,000 shares authorized, issued and outstanding $12,000,000 liquidation preference	6,008,000	6,008,000
Series D preferred stock, $0.001 par value, 4,000,000 shares authorized, issued and outstanding $4,000,000 liquidation preference	2,004,000	2,004,000
TOTAL TEMPORARY STOCKHOLDERS’ EQUITY	15,720,761	15,720,761

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 35,000,0000 shares authorized; 6,258,505 issued and outstanding	6,259	6,259
Additional paid-in capital	1,567,119	1,567,119
Accumulated deficit	(9,442,531)	(10,267,242)
TOTAL STOCKHOLDERS’ DEFICIT	(7,869,153)	(8,693,864)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,848,394	$13,016,622

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF OPERATIONS
For the nine month periods ended September 30, 2021 and 2020
(Unaudited)

	2021	2020
REVENUES
Services	$7,283,776	$7,280,852
Hardware	1,107,899	1,810,636
Total revenue	8,391,675	9,091,488

COST OF REVENUES
Services	2,056,533	2,250,283
Hardware	806,165	1,683,123
Total cost of revenues	2,862,698	3,933,406
Gross profit	5,528,977	5,158,082

OPERATING EXPENSES
Salaries and wages	4,108,896	4,478,581
Contract labor and other employee expenses	223,683	171,005
Selling expenses	446,088	446,587
Depreciation	111,371	117,098
Rent expense	265,702	250,066
Other operating expenses	558,209	404,805
Total operating expenses	5,713,949	5,868,142
Loss from operations	(184,972)	(710,060)

OTHER INCOME (EXPENSE)
Interest income	491	2,438
Interest expense	(57,661)	(77,828)
Forgiveness of Paycheck Protection Program loan	998,393	—
Total other income (expense)	941,223	(75,390)
Net income (loss) before income tax benefit	756,251	(785,450)
Income tax benefit	68,460	223,576
NET INCOME (LOSS)	$824,711	$(561,874)

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the nine month periods ended September 30, 2021 and 2020
(Unaudited)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2020	6,258,505	$6,259	$1,555,548	$(11,126,603)	$(9,564,796)
Stock-based compensation	—	—	8,679	—	8,679
Net loss	—	—	—	(561,874)	(561,874)
Balance, September 30, 2020	6,258,505	$6,259	$1,564,227	$(11,688,477)	$(10,117,991)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, January 1, 2021	6,258,505	$6,259	$1,567,119	$(10,267,242)	$(8,693,864)
Net Income	—	—	—	824,711	824,711
Balance, September 30, 2021	6,258,505	$6,259	$1,567,119	$(9,442,531)	$(7,869,153)

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
For the nine month periods ended September 30, 2021 and 2020
(Unaudited)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$824,711	$(561,874)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	111,371	117,098
Capitalized software amortization expense	826,790	827,176
Stock-based compensation expense	—	8,679
Deferred income taxes	(67,278)	(228,667)
Forgiveness on Paycheck Protection Program loan	(998,393)	—

Changes in operating assets and liabilities:
Accounts receivable	1,258,218	2,093,965
Contract assets	(18,000)	—
Work-in-progress	(168,117)	646,570
Prepaid expenses and other current assets	64,358	133,272
Accounts payable	12,285	(663,994)
Accrued liabilities	(45,230)	(652,459)
Contract liabilities	(506,864)	(1,016,260)
Deferred rent and tenant allowance	(78,130)	(72,374)
Net cash provided by operating activities	1,215,721	631,132

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,136)	(8,360)
Software development costs	(674,726)	(765,074)
Net cash used in investing activities	(679,862)	(773,434)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Paycheck Protection Program loan	998,393	1,062,400
Payments on note payable	(375,000)	(291,667)
Net cash provided by financing activities	623,393	770,733
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,159,252	628,431
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,726,431	3,064,703
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,885,683	$3,693,134

SUPPLEMENTAL INFORMATION:
Cash paid for taxes	$17,110	$5,051
Cash paid for interest	$57,661	$73,313

The accompanying notes are an integral part of these financial statements.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

1. Organization and Nature of Operations

Reflect Systems, Inc. (the Company) was incorporated under the laws of the State of Delaware on September 7, 2001. The Company began operations on September 11, 2001.

The Company develops, manufactures, licenses, and supports a suite of software products that provide enterprises and retailers the ability to create, manage and distribute bandwidth-intensive applications, including streaming media and digital signage content, across LAN/WAN, internet and satellite-based networks. The Company also provides maintenance, digital media advertising, professional training and product support services as well as resells third-party hardware and internet-based communication and information services.

Effective January 12, 2016, the Company formed a subsidiary, Reflect Acquisition, LLC, a Texas limited liability company. For the nine month periods ended September 30, 2021 and 2020, Reflect Acquisition, LLC had no activity.

2. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and a credit agreement. The carrying amounts of these instruments approximate their respective fair values because of their short-term maturities or the underlying terms of these instruments. The estimated fair value of the credit agreement also approximates carrying value because the terms are comparable to similar lending arrangements in the marketplace.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standards update outlines a single comprehensive model for an entity to utilize to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that will be received in exchange for the goods and services. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company has elected to adopt the new standard effective January 1, 2020, the first day of the Company’s fiscal year, and has applied the new standard to all contracts not completed as of that date. The Company adopted the new standard using the modified retrospective method and elected applicable practical expedients on adoption. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

2. Significant Accounting Policies (cont.)

During February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU No. 2018-01, Land Easement Practical Expedient, which permits an entity to elect an optional transition practical expedient to not evaluate land easements that existed or expired before the entity’s adoption of Topic 842 and that were not previously accounted for under ASC 840; ASU 2018-10, Codification Improvements to Topic 842, Leases, which addresses narrow aspects of the guidance originally issued in ASU No. 2016-02; ASU 2018-11, Targeted Improvements, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses sales and other similar taxes collected from lessees, certain lessor costs, and the recognition of variable payments for contracts with lease and nonlease components. During 2019, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which deferred the effective date for certain entities and, during 2020, issued ASU No. 2020-05, Effective Dates for Certain Entities, which deferred the effective date of ASU No. 2016-02 for those entities that had not yet issued their financial statements at the time of ASU No. 2020-05’s issuance. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows.

During December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. ASU No. 2019-12 simplifies the accounting for income taxes by removing the following exceptions: (a) exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items; (b) exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment; (c) exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary; and (d) exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. The ASU also makes the following amendments to the guidance: (a) requiring that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a nonincome-based tax; (b) requiring that an entity evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which the book goodwill was originally recognized and when it should be considered a separate transaction; (c) specifying that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements, however, an entity may elect to do so (on an entity-by-entity basis) for a legal entity that is both not subject to tax and disregarded by the taxing authority; (d) requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date; and (e) and making minor Codification improvements for income taxes related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2019-12 will have on its results of operation, financial position and cash flows.

During June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” ASU No. 2016-13 requires financial assets measured at amortized cost to be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. During November 2018, April 2019, May 2019, November 2019 and March 2020, the FASB also issued ASU No. 2018-19, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses”, ASU No. 2019-04, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses”; ASU No. 2019-05 “Targeted Transition Relief”; ASU No. 2019-11, “Codification Improvements to Topic 326, Financial Instruments — Credit Losses”; and ASU No. 2020-03 “Codification Improvements to Financial Instruments.” ASU No. 2018-19 clarifies the effective date for nonpublic entities and that receivables arising from operating leases are not within the scope of Subtopic 326-20, ASU Nos. 2019-04 and 2019-05 amend the transition guidance provided in ASU No. 2016-13, and ASU Nos. 2019-11 and 2020-03 amend ASU No. 2016-13 to clarify, correct errors in, or improve the guidance. ASU No. 2016-13 (as amended) is effective for annual periods and interim periods within those annual periods beginning after December 15, 2022. Early adoption is permitted for annual and interim periods beginning after December 15, 2018. The Company is currently assessing the impact that ASU 2016-13 will have on its results of operation, financial position and cash flows.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

2. Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash or cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may, at times, exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal.

Accounts Receivable

Accounts receivable represents the uncollected portion of amounts recorded as revenues or deferred revenues. Management performs periodic analyses to evaluate all outstanding accounts receivable to estimate an allowance for doubtful accounts that may not be collectible, based on the best facts available to management. Management considers historical collection patterns, accounts receivable aging trends and specific identification of disputed invoices in its analyses. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance for doubtful accounts. For the nine month periods ended September 30, 2021 and 2020, the Company did not record any bad debt expense. As of September 30, 2021 and December 31, 2020, there was no allowance for doubtful accounts.

Property and Equipment

Property and equipment are reported at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease. Useful lives of property and equipment is as follows:

Useful Lives
Computer equipment	3 years
Office furniture and fixtures	5 years

Additions and major repairs or replacements of property and equipment that increase the life of an asset, are capitalized over the asset’s estimated remaining useful life. Maintenance, repairs and minor replacements are charged to expense as incurred. Cost and the related accumulated depreciation on assets retired or otherwise disposed of are removed from the accounts, and related gains or losses are included in operating expenses.

Software Development Costs

The Company capitalizes the costs incurred to develop software for internal use during the application development stage. Costs incurred during the preliminary project planning stage, along with post-implementation stages, are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the developed product, typically five years. Amortization expense is included in cost of revenues in the accompanying Statements of Operations.

Long-Lived Assets

Long-lived assets, including property and equipment and capitalized software development, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Recoverability of these assets is generally measured by a comparison of the carrying value of the asset to the estimated future undiscounted cash flows expected to be generated by the related asset. Any impairment is recognized in the period that such determination is made for the amount by which the carrying value exceeds the fair value of the asset. There were no impairment charges recorded for the nine month periods ended September 30, 2021 and 2020.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

2. Significant Accounting Policies (cont.)

Revenue Recognition

The Company provides customers channel access to a digital product content database and access to tools by which to create, store, manage and distribute their product’s digital content for consumers via either Software-as-a-Service (SaaS) or an on-premise software license. The Company also provides software maintenance, digital media advertising, professional training and product support services. Additionally, the Company resells third-party hardware and internet-based communication and information services. The Company accounts for revenue from contracts with customers, which comprises 100 percent of its revenue, through the following steps:

1.	Identification of the contract with a customer

2.	Identification of the performance obligations in the contract

3.	Determination of the transaction price

4.	Allocation of the transaction price to the performance obligations in the contract

5.	Recognition of revenue when, or as, the Company satisfies a performance obligation

Generally, SaaS and maintenance and support services are invoiced annually or bi-annually in advance of the services being provided to the customer. On-premise software licenses are invoiced upon the delivery of the license to the customer which can occur either upon shipment of the media device containing the software or at the time the download link for the software is transmitted to the customer. Nonrecurring professional services and third-party services are generally invoiced monthly in arrears after services have been provided to the customer. Sales of third-party hardware (which includes digital signage equipment) often require the customer to prepay all or a portion of the amount due in advance. Upon the delivery of the hardware, the customer is invoiced for the net amount due after application of the advance payment. Invoiced amounts are due between thirty and forty-five days from the invoice date.

The Company’s contract consideration is generally variable based on a fixed per item charge applied to a variable quantity of units. Variable consideration received for the Company’s services is generally recognized over time in accordance with the “right to invoice” practical expedient and therefore is not subject to revenue constraint evaluation.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product or service to its customer.

The Company’s contracts generally do not include any material significant financing components.

Performance Obligations

The Company typically satisfies its performance obligations for SaaS, maintenance and support, nonrecurring professional and third-party services over time as the services are provided to the customer and the customer receives and consumes the benefits of the services.

The Company satisfies its performance obligations with respect to the provision of on-premise software licenses and third-party hardware at the point in time when the customer obtains control of the license or hardware upon delivery.

The Company has established a contract liability for payments received in advance of providing SaaS and maintenance and support services, on-premise software licenses and third-party hardware to customers. These are classified as contract liabilities in the accompanying Balance Sheets.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

2. Significant Accounting Policies (cont.)

Practical Expedients

As part of the adoption of Topic 606, the Company has elected the following practical expedients provided for in the standard.

1.	The Company has elected to not adjust the promised amount of consideration for the effect of a significant financing component if it expects, at contract inception, that the period between the Company’s transfer of a promised good or service to a customer and the customer’s payment for that good or service will be one year or less.

2.	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.

3.	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

4.	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

5.	The portfolio approach has been elected, when applicable, by the Company as it expects any effects of adoption would not be materially different in application at the portfolio level compared with the application at an individual contract level.

6.	The Company has elected the “right to invoice” expedient which states that for performance obligations satisfied over time, if an entity has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the entity’s performance completed to date, the entity may recognize revenue in the amount to which the entity has a right to invoice.

7.	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Disaggregation of Revenue From Contracts With Customers

The following table disaggregates the Company’s revenue based on the timing of the transfer of products and services to customers:

	Nine month period ended September 30, 2021
	Amount	Percentage
Revenue recognized over time	$6,984,915	83.2%
Revenue recognized at a point in time	1,406,760	16.8%
Total revenue	$8,391,675	100.0%

	Nine month period ended September 30, 2020
	Amount	Percentage
Revenue recognized over time	$6,585,751	72.4%
Revenue recognized at a point in time	2,505,737	27.6%
Total revenue	$9,091,488	100.0%

Neither the type of product or service sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

2. Significant Accounting Policies (cont.)

Stock-Based Compensation

Stock options are accounted for using the grant date fair value method. Under this method, stock-based compensation expense is measured by the estimated fair value of the granted stock options at the date of grant, using the Black-Scholes option pricing model, and recognized over the vesting period with a corresponding increase to additional paid-in capital.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company estimates its income taxes in preparing the financial statements. This process involves estimating the actual current tax exposure together with deferred tax assets and liabilities. The Company has not established a valuation allowance to reserve deferred tax assets, as management believes the recovery of deferred tax assets is more likely than not of being recovered from future taxable income prior to expiration.

The Company has adopted ASU 2015-17, Balance Sheet Classification of Deferred Taxes, and classified all deferred tax assets and liabilities, along with any related valuation allowance, as noncurrent on the balance sheets.

Advertising and Promotion Costs

Advertising and other marketing costs are expensed when incurred and totaled $446,088 and $408,573 for the nine month periods ended September 30, 2021 and 2020, respectively. These costs are included in the Statements of Operations as selling expenses.

Research and Development

Research and development costs, excluding the capitalized software development, are expensed as incurred. For the nine month periods ended September 30, 2021 and 2020, research and development expense was $820,836 and $766,007, respectively.

Concentrations

As of September 30, 2021, two customers represented 58 percent and 10 percent of the Company’s accounts receivable. As of December 31, 2020, one customer represented 74 percent of the Company’s accounts receivable. As of September 30, 2021, two vendors represented 53 percent and 19 percent of the Company’s accounts payable. As of December 31, 2020, one vendor represented 78 percent of the Company’s accounts payable.

For the nine month period ended September 30, 2021, four customers represented 29 percent, 17 percent, 12 percent and 11 percent of the Company’s total revenue. For the nine month period ended September 30, 2020, three customers represented 28 percent, 22 percent and 15 percent of the Company’s total revenue. The Company performs ongoing credit evaluations and does not require collateral. It maintains no reserves for potential losses based on the nature of its clients and historical collection patterns.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

3. Property and Equipment, Net

Property and equipment consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Computer equipment	$301,487	$296,350
Furniture and fixtures	18,733	18,733
Leasehold improvements	776,633	776,633
	1,096,852	1,091,716
Less accumulated depreciation	(783,155)	(671,784)
Property and equipment, net	$313,697	$419,932

Depreciation expense was $111,371 and $117,098 for the nine month periods ended September 30, 2021 and 2020, respectively.

4. Software Development Costs, Net

Capitalized software consisted of the following at September 30, 2021 and December 31, 2020:

	Useful Life	September 30, 2021	December 31, 2020
Capitalized software	5 years	$7,205,362	$6,530,636
Less: accumulated amortization		(4,412,974)	(3,586,184)
Capitalized software development, net		$2,792,388	$2,944,452

The Company begins amortization of the capitalized software costs, over the estimated useful life of five years, once the product has been placed into service. Amortization expense related to software development costs was $826,790 and $827,176, for the nine month periods ended September 30, 2021 and 2020, respectively.

5. Commitments and Contingencies

Operating Leases

The Company leases its headquarters along with additional storage space in Richardson, Texas. In addition, the Company leases certain equipment and furniture under an operating lease agreement. These lease agreements expire on various dates through December 31, 2023. Future minimum lease payments required under the related operating lease agreements as of September 30, 2021 are as follows:

Three months ended December 31:
2021	$70,994
Years ended December 31:
2022	291,650
2023	299,325
Total	$661,969

Rent expense for the nine month periods ended September 30, 2021 and 2020 was $265,702 and $250,066, respectively.

Litigation

The Company may be subject to certain claims and contingent liabilities that arise in the normal course of business. None of these, in the opinion of management, are expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

6. Debt

On February 1, 2019, the Company entered into a $2,000,000 Credit Agreement with a maturity of February 1, 2024. The Credit Agreement requires monthly interest payments beginning on March 1, 2019 and monthly principal payments of $41,667, beginning on March 1, 2020. The loan bears interest at a rate of 5.35 percent per annum. As of September 30, 2021 and December 31, 2020, the balance on the loan was $1,208,333 and $1,583,333, respectively.

Under the Credit Agreement, the Company also entered into a revolving line of credit with a maximum borrowing of $500,000. The Credit Agreement requires monthly interest payments until its maturity. On August 16, 2021, the Company amended its revolving line of credit extending the maturity to July 15, 2022.

The line of credit bears interest at the Prime Rate as published by the Wall Street Journal (3.25 percent at both September 30, 2021 and December 31, 2020). As of September 30, 2021 and December 31, 2020, the outstanding balance on the line of credit was $0.

The credit agreement is collateralized by substantially all assets of the Company. The credit agreement requires the Company to meet certain financial and nonfinancial covenants. At September 30, 2021, the Company was in compliance with its debt covenants.

Future minimum payments required under the credit agreement as of September 30, 2021 are as follows:

Three months ended December 31, 2021:
2021	$125,000
Years ended December 31, 2021:
2022	500,000
2023	500,000
2024	83,333
Total	$1,208,333

7. Paycheck Protection Program Loan

On April 29, 2020, the Company received loan proceeds in the amount of $1,062,400 under the Paycheck Protection Program (PPP) which was established as part of the Coronavirus Aid, Relief and Economic Security (CARES) Act and is administered through the Small Business Administration (SBA). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25 percent during the covered period. Any unforgiven portion is payable over 2 years at an interest rate of 1 percent with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

If any portion of the Company’s PPP loan is not forgiven, the Company will be required to repay that portion, plus interest, with the repayment term beginning at the time the SBA remits the amount forgiven to the Company’s lender. On November 13, 2020, the Company received legal forgiveness on the PPP loan proceeds of $1,062,400.

On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (Economic Aid Act) was enacted, permitting Second Draw PPP loans. In January 2021, the Company applied for and was approved for a second loan draw (PPP 2) pursuant to the Economic Aid Act, administered by the U.S. Small Business Administration.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

7. Paycheck Protection Program Loan (cont.)

The Company received $998,393 of loan proceeds with an effective date of January 28, 2021, with a maturity of five years and will bear interest at 1 percent per annum. Under the terms of the PPP 2, loan payments will be deferred for the Company if they apply for loan forgiveness until SBA remits the Company’s loan forgiveness amount to the lender. If the Company does not apply for loan forgiveness, payments are deferred seventeen months from the date of PPP 2 issuance. The Company received legal forgiveness of the PPP 2 loan proceeds of $998,393 on July 16, 2021.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

8. Stock-Based Compensation

In 2002, the Company’s board of directors established a long-term incentive plan (the Plan), under which options to purchase shares of common stock are made available for grant to qualified consultants, directors, or employees of the Company. The Plan is authorized to issue up to 3,326,087 shares of the Company’s common stock. The Plan expired in 2012 after the initial 10-year life; however, the Board of Directors continued to grant Board approved options after the Plan’s expiration.

The vesting of the options is determined by the Company as defined in the option agreements and may be immediately vested in whole or over multiple years. The Company recognizes compensation expense for options granted to employees or directors using the straight-line method over the vesting period. All nonvested stock options issued as of the date of the option holder’s termination will be forfeited, with the exception of certain nonvested stock options granted to executive management that have special vesting provisions upon involuntary termination or resignation. The special provisions call for the accelerated vesting of a portion of the option shares granted to the employee.

A summary of option activity for the nine month periods ended September 30, 2021 and 2020 is as follows:

	Number of Options Outstanding	Weighted Average Exercise Price
Balance at January 1, 2020	2,383,000	$0.30
Granted	170,000	0.30
Exercised	—	—
Forfeited	(233,000)	0.30
Balance at September 30, 2020	2,320,000	$0.30

	Number of Options Outstanding	Weighted Average Exercise Price
Balance at January 1, 2021	2,325,000	$0.30
Granted	491,994	0.30
Vested	—	—
Forfeited	(147,500)	0.30
Balance at September 30, 2021	2,669,494	$0.30

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

8. Stock-Based Compensation (cont.)

The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model. The Company determined that the grant date fair value of the options for the nine month period ended September 30, 2021 was immaterial to the financial statements and therefore recorded no compensation expense. The grant date fair value of the options for the nine month period ended September 30, 2020 was $0.02 and the Company recorded $8,679 of stock compensation expense. The Black Scholes option pricing model used the following weighted average assumptions, along with no dividends, for the nine month periods ended September 30, 2021 and 2021.

Method Inputs	2021	2020
Share price	$0.17	$0.17
Volatility	50%	50%
Weighted average risk free rate	1.08% – 1.64%	0.62% – 1.76%
Expected life	6 years	6 years

The Company also estimated a forfeiture rate of 14% and 15% for the nine month periods ended September 30, 2021 and 2020, respectively. The Black-Scholes option-pricing model requires the input of highly subjective assumptions. The Company calculates expected volatility for stock options based upon the volatility of public companies of similar size and industry as the Company believes the expected volatility will approximate historical volatility. The risk-free rate is based on U.S. Treasury rates with a remaining term that approximates the expected life of the option. The Company continues to assess the assumptions and methodologies used to calculate the established fair value of share-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, which could materially impact the fair value determinations.

Options outstanding and exercisable as of September 30, 2021 are as follows:

	Options Outstanding
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Number of Options Exercisable
$0.30	2,669,494	5.60	2,499,807

Options outstanding and exercisable as of September 30, 2020 are as follows:

	Options Outstanding
Exercise Price	Number of Options	Weighted-Average Remaining Contractual Life	Number of Options Exercisable
$0.30	2,320,000	5.67	2,159,271

9. Income Taxes

The components of the Company’s provision for income taxes for the nine month periods ended September 30, 2021 and 2020 were as follows:

	2021	2020
Current income tax benefit:
State income tax benefit (expense)	$1,182	$(5,091)
Total current income tax benefit (expense)	1,182	(5,091)

Deferred income tax benefit:
Federal income tax benefit	58,723	201,848
State income tax benefit	8,555	26,819
Total deferred income tax benefit	67,278	228,667
Total income tax benefit	$68,460	$223,576

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

9. Income Taxes (cont.)

The tax effects of temporary differences that give rise to significant portions of the deferred taxes as of September 30, 2021 and December 2020 are as follows:

	September 30, 2021	December 30, 2020
Deferred tax assets and liabilities:
Net operating losses	$3,235,218	$3,195,974
Research credits	492,005	484,005
Deferred rent	56,966	75,046
Option expense	25,616	25,890
Deferred payroll tax	21,043	42,513
Software development	(617,962)	(658,540)
Property and equipment	(40,401)	(59,681)
Net deferred tax asset	$3,172,485	$3,105,207

As of September 30, 2021 and December 31, 2020, the Company had a net operating loss carryforward of $15,207,261 and $15,031,883 respectively. The net operating losses generated in 2017 and earlier are eligible for carryforward for a period of 20 years which will begin to expire in 2031. The annual utilization of the net operating losses generated in 2018 and forward, do not have an expiration, but are limited to 80 percent of taxable income in future years.

10. Temporary Stockholders’ Equity

All preferred shares are entitled to vote with common stock on an as-converted basis. The Board of Directors as of September 30, 2021 and December 31, 2020, had authorized the issuance of 27,872,443 shares in five series of preferred stock, each with a par value of $0.001, as set forth below:

	Shares Authorized	Shares Issued and Outstanding	Par Value	Issuance Price	Non-cumulative Dividend Rate	Liquidation Preference	Conversion Price
Series A	3,000,000	3,000,000	$0.001	$0.77	$0.05	$1.53	$0.73
Series B	2,472,443	2,472,443	0.001	0.83	0.06	1.65	0.78
Series C	10,400,000	3,727,613	0.001	0.90	0.06	1.80	0.85
Series C-1	8,000,000	8,000,000	0.001	0.75	0.05	1.50	0.72
Series D	4,000,000	4,000,000	0.001	0.50	0.04	1.00	0.50
	27,872,443	21,200,056

The preferred stock includes an optional holder redemption feature in which the holders can request redemption of the stock to be paid in three equal installments. The redemption amount is based on the original issue price of the preferred stock and is at the option of the majority preferred stockholders upon written request. As this redemption feature does not meet the definition of unconditional obligation to transfer assets and is not certain to occur until the request occurs in the applicable time period, the preferred stock is not considered mandatorily redeemable stock, but is rather contingently redeemable and therefore classified as temporary equity. Accordingly, all preferred stock with a carrying value of $15,720,761 is classified as temporary equity because the Company cannot control whether or not it will settle the redemption of preferred stock in cash or common stock. No redemption requests have been received as the date these financial statements were available for issuance and therefore, it is not probable that the redemption will occur. As a result, no changes have been made to the carrying value of the temporary equity as of September 30, 2021 and December 31, 2020.

Each share of preferred stock is convertible into common stock at the option of the holder based on a conversion price as defined in the Fourth Amended and Restated Certification of Incorporation which may be adjusted based on stock dividends, splits, mergers and reorganizations as well as adjusted if there is a future dilutive issuance of common stock at a price lower than the original issue price of the preferred stock. All preferred stock will automatically convert upon public offering of at least five times the original Series D issue price in which net proceeds are at least $35,000,000 or upon an event specified by vote or written consent of the majority stockholders.

Reflect Systems, Inc.
Notes to Financial Statements (unaudited)

10. Temporary Stockholders’ Equity (cont.)

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the preferred stock are entitled to be paid out of the assets of the corporation available for distribution to its stockholders or out of the consideration payable to the stockholders prior to the payment is made to the holders of common stock. If, however, the assets available for distribution to the holders of preferred stock are not sufficient to permit payment to such stockholders of the full liquidation preference, then all the assets of the Company shall be distributed ratably to the holders of preferred stock as defined in the Fourth Amended and Restated Certificate of Incorporation.

11. Stockholders’ Deficit

Common Stock

The Company is authorized to issue 35,000,000 shares of common stock with par value of $0.001 per share. Holders of the common stock are entitled to one vote per share.

12. Subsequent Events

The Company has evaluated all material events and transactions that occurred subsequent to September 30, 2021, the balance sheet date, through December 3, 2021, and determined there were no other events or transactions which would impact these financial statements for the nine month period ended September 30, 2021, except as noted below.

On November 12, 2021, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Creative Realities, Inc. for an approximate aggregate purchase price of $31,000,000.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of

Reflect Systems, Inc.:

We have audited the accompanying financial statements of Reflect Systems, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the financial statements, the Company has recorded a change in accounting principle in relation to the Company’s classification of preferred stock as the Company is now considered to be a public business entity based on Accounting Standards Update No. 2013-12 and is required to apply Accounting Standards Codification 480-10-S99-3A for determining the classification of its preferred stock. Our opinion is not modified with respect to that matter.

BAKER TILLY US, LLP

Plano, Texas

July 16, 2021, except for the effects of the change in accounting principle as described in Note 2 and 11 to the financial statements as to which the date is November 11, 2021

REFLECT SYSTEMS, INC.
BALANCE SHEETS
As of December 31, 2020 and 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,726,431	$3,064,703
Accounts receivable	3,609,113	3,162,191
Work-in-progress	6,111	683,550
Prepaid expenses and other current assets	169,560	247,625
Total current assets	6,511,215	7,158,069

PROPERTY AND EQUIPMENT, NET	419,932	566,794
CAPITALIZED SOFTWARE DEVELOPMENT, NET	2,944,452	3,021,842
DEFERRED INCOME TAX ASSET, NET	3,105,207	2,951,690
OTHER ASSETS	35,816	35,816
TOTAL ASSETS	$13,016,622	$13,734,211

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$632,679	$1,537,596
Accrued liabilities	368,578	818,929
Contract liabilities	3,069,591	2,789,679
Deferred rent and tenant allowance, current portion	104,173	96,498
Note payable, current portion	500,000	416,667
Total current liabilities	4,675,021	5,659,369

Deferred rent and tenant allowance, net of current portion	231,371	335,544
Note payable, net of current portion	1,083,333	1,583,333
TOTAL LIABILITIES	5,989,725	7,578,246

TEMPORARY STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.001 par value, 3,000,000 shares authorized, issued and outstanding; $4,600,200 liquidation preference	2,303,000	2,303,000
Series B preferred stock, $0.001 par value, 2,472,443 shares authorized, issued and outstanding; $4,089,421 liquidation preference	2,047,182	2,047,182
Series C preferred stock, $0.001 par value, 10,400,000 shares authorized, 3,727,613 issued and outstanding; $6,709,703 liquidation preference	3,358,579	3,358,579
Series C-1 preferred stock, $0.001 par value, 8,000,000 shares authorized, issued and outstanding; $12,000,000 liquidation preference	6,008,000	6,008,000
Series D preferred stock, $0.001 par value, 4,000,000 shares authorized, issued and outstanding; $4,000,000 liquidation preference	2,004,000	2,004,000
TOTAL TEMPORARY STOCKHOLDERS’ EQUITY	15,720,761	15,720,761

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 35,000,0000 shares authorized; 6,258,505 issued and outstanding	6,259	6,259
Additional paid-in capital	1,567,119	1,555,548
Accumulated deficit	(10,267,242)	(11,126,603)
TOTAL STOCKHOLDERS’ DEFICIT	(8,693,864)	(9,564,796)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$13,016,622	$13,734,211

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2020 and 2019

	2020	2019
REVENUES
Services	$10,061,939	$11,967,389
Hardware	1,962,971	4,183,333
Total revenues	12,024,910	16,150,722

COST OF REVENUES
Services	2,841,390	4,466,687
Hardware	1,798,893	3,139,715
Total cost of revenues	4,640,283	7,606,402
Gross profit	7,384,627	8,544,320

OPERATING EXPENSES
Salaries and wages	5,825,078	5,504,201
Contract labor and other employee expenses	239,511	447,536
Selling expenses	549,612	610,880
Depreciation	155,223	142,865
Rent expense	330,731	330,355
Other operating expenses	530,131	1,118,204
Total operating expenses	7,630,286	8,154,041
(Loss) income from operations	(245,659)	390,279

OTHER INCOME (EXPENSE)
Interest income	2,585	9,240
Interest expense	(95,852)	(85,600)
Forgiveness on Paycheck Protection Program loan	1,062,400	—
Total other income (expense)	969,133	(76,360)
Net income before income tax benefit	723,474	313,919
Income tax benefit	135,887	30,100
NET INCOME	$859,361	$344,019

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the years ended December 31, 2020 and 2019

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2018	6,258,505	$6,259	$1,540,832	$(11,470,622)	$(9,923,531)
Stock-based compensation	—	—	14,716	—	14,716
Net income	—	—	—	344,019	344,019
Balance, December 31, 2019	6,258,505	$6,259	$1,555,548	$(11,126,603)	$(9,564,796)
Stock-based compensation	—	—	11,571	—	11,571
Net income	—	—	—	859,361	859,361
Balance, December 31, 2020	6,258,505	$6,259	$1,567,119	$(10,267,242)	$(8,693,864)

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020 and 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$859,361	$344,019
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	155,223	142,865
Capitalized software amortization expense	1,080,154	951,799
Forgiveness on Paycheck Protection Program loan	(1,062,400)	—
Stock-based compensation expense	11,571	14,716
Deferred income taxes	(153,517)	(24,409)
Changes in operating assets and liabilities:
Accounts receivable	(446,922)	(1,768,641)
Work-in-progress	677,439	(667,929)
Prepaid expenses and other current assets	78,065	(118,280)
Accounts payable	(904,917)	984,920
Accrued liabilities	(450,351)	359,139
Contract liabilities	279,912	1,348,595
Deferred rent and tenant allowance	(96,498)	(88,823)
Net cash provided by operating activities	27,120	1,477,971

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,361)	(82,489)
Software development costs	(1,002,764)	(1,498,177)
Net cash used in investing activities	(1,011,125)	(1,580,666)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Paycheck Protection Program loan	1,062,400	—
Borrowings on note payable	—	2,000,000
Payments on note payable	(416,667)	—
Net cash provided by financing activities	645,733	2,000,000
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(338,272)	1,897,305
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,064,703	1,167,398
CASH AND CASH EQUIVALENTS AT END OF YEAR	$2,726,431	$3,064,703

SUPPLEMENTAL INFORMATION:
Cash paid for taxes	$14,752	$14,899
Cash paid for interest	$86,638	$76,386

The accompanying notes are an integral part of these financial statements.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Reflect Systems, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on September 7, 2001. The Company began operations on September 11, 2001.

The Company develops, manufactures, licenses, and supports a suite of software products that provide enterprises and retailers the ability to create, manage and distribute bandwidth-intensive applications, including streaming media and digital signage content, across LAN/WAN, internet and satellite-based networks. The Company also provides maintenance, digital media advertising, professional training and product support services as well as resells third-party hardware and internet-based communication and information services.

Effective January 12, 2016, the Company formed a subsidiary, Reflect Acquisition, LLC, a Texas limited liability company. For the years ended December 31, 2020 and 2019, Reflect Acquisition, LLC has had no activity.

NOTE 2 — CHANGE IN ACCOUNTING PRINCIPLE

The Company has recorded a change in accounting principle as of and for the years ended December 31, 2020 and 2019, as the Company now meets the definition of a public business entity based on Accounting Standards Update (“ASU”) No. 2013-12 since the financial statements will be included in a Form S-4 filing of Creative Realities, Inc. and therefore, must be prepared in accordance with Regulation S-X requirements. The financial statements have been updated to classify the preferred stock that is contingently redeemable within temporary equity in accordance with Accounting Standards Codification (“ASC”) 480-10-S99-3A. As a result, the Company reclassified $15,720,761 from permanent equity to temporary equity as of December 31, 2020 and 2019. There was no change to the statement of operations or cash flows as a result of the change in accounting principle. See footnote 11.

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements for the years ended December 31, 2020 and 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, and a credit agreement. The carrying amounts of these instruments approximate their respective fair values because of their short-term maturities or the underlying terms of these instruments. The estimated fair value of the credit agreement also approximates carrying value because the terms are comparable to similar lending arrangements in the marketplace.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standards update outlines a single comprehensive model for an entity to utilize to recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration that will be received in exchange for the goods and services. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company has elected to adopt the new standard effective January 1, 2020, the first day of the Company’s fiscal year, and has applied the new standard to all contracts not completed as of that date. The Company adopted the new standard using the modified retrospective method and elected applicable practical expedients on adoption. The adoption of ASU 2014-09 did not have a material impact on the Company’s financial statements.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

During February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842).” ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. During 2018, the FASB also issued ASU No. 2018-01, “Land Easement Practical Expedient”, which permits an entity to elect an optional transition practical expedient to not evaluate land easements that existed or expired before the entity’s adoption of Topic 842 and that were not previously accounted for under ASC 840; ASU 2018-10, “Codification Improvements to Topic 842, Leases”, which addresses narrow aspects of the guidance originally issued in ASU No. 2016-02; ASU 2018-11, “Targeted Improvements”, which provides entities with an additional (and optional) transition method whereby an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption and also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component; and ASU No. 2018-20, “Narrow-Scope Improvements for Lessors”, which addresses sales and other similar taxes collected from lessees, certain lessor costs, and the recognition of variable payments for contracts with lease and nonlease components. During 2019, the FASB issued ASU No. 2019-01, “Leases (Topic 842): Codification Improvements”, which deferred the effective date for certain entities and, during 2020, issued ASU No. 2020-05, “Effective Dates for Certain Entities”, which deferred the effective date of ASU No. 2016-02 for those entities that had not yet issued their financial statements at the time of ASU No. 2020-05’s issuance. Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows.

During December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes.” ASU No. 2019-12 simplifies the accounting for income taxes by removing the following exceptions: (a) exception to the incremental approach for intraperiod tax allocation when there is a loss from continuing operations and income or a gain from other items; (b) exception to the requirement to recognize a deferred tax liability for equity method investments when a foreign subsidiary becomes an equity method investment; (c) exception to the ability not to recognize a deferred tax liability for a foreign subsidiary when a foreign equity method investment becomes a subsidiary; and (d) exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. The ASU also makes the following amendments to the guidance: (a) requiring that an entity recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax; (b) requiring that an entity evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which the book goodwill was originally recognized and when it should be considered a separate transaction; (c) specifying that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements, however, an entity may elect to do so (on an entity-by-entity basis) for a legal entity that is both not subject to tax and disregarded by the taxing authority; (d) requiring that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date; and (e) and making minor Codification improvements for income taxes related to employee stock ownership plans and investments in qualified affordable housing projects accounted for using the equity method. ASU No. 2019-12 is effective for fiscal years beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently assessing the effect that ASU No. 2019-12 will have on its results of operation, financial position and cash flows.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash or cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may, at times, exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal.

Accounts Receivable

Accounts receivable represents the uncollected portion of amounts recorded as revenues or deferred revenues. Management performs periodic analyses to evaluate all outstanding accounts receivable to estimate an allowance for doubtful accounts that may not be collectible, based on the best facts available to management. Management considers historical collection patterns, accounts receivable aging trends and specific identification of disputed invoices in its analyses. After all reasonable attempts to collect a receivable have failed, the receivable is written off against the allowance for doubtful accounts. For the year ended December 31, 2020, the Company did not recorded any bad debt expense. For the year ended December 31, 2019, $344,490 of bad debt expense was recorded after a customer erroneously paid its outstanding invoices using fraudulent wire instructions. As of December 31, 2020 and 2019, there was no allowance for doubtful accounts.

Property and Equipment

Property and equipment are reported at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized using the straight-line method, over the shorter of the estimated useful life of the improvement or the remaining term of the lease. Useful lives of property and equipment is as follows:

Useful Lives
Computer equipment	3 years
Office furniture and fixtures	5 years

Additions and major repairs or replacements of property and equipment that increase the life of an asset, are capitalized over the asset’s estimated remaining useful life. Maintenance, repairs and minor replacements are charged to expense as incurred. Cost and the related accumulated depreciation on assets retired or otherwise disposed of are removed from the accounts, and related gains or losses are included in operating expenses.

Software Development Costs

The Company capitalizes the costs incurred to develop software for internal use during the application development stage. Costs incurred during the preliminary project planning stage, along with post-implementation stages, are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the developed product, typically five years. Amortization expense is included in cost of revenues in the accompanying statements of operations.

Long-Lived Assets

Long-lived assets, including property and equipment and capitalized software development, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Recoverability of these assets is generally measured by a comparison of the carrying value of the asset to the estimated future undiscounted cash flows expected to be generated by the related asset. Any impairment is recognized in the period that such determination is made for the amount by which the carrying value exceeds the fair value of the asset. There were no impairment charges recorded for the years ended December 31, 2020 and 2019.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue Recognition — prior to Adoption of ASC 606

The Company enters into arrangements with multiple-deliverables that generally include software licenses or subscriptions, maintenance, hardware, and installation services. The Company commences recognition of revenue when there is persuasive evidence of an agreement, the price is fixed or determinable, collectability is reasonably assured, and the services are performed or products are delivered. Revenue related to software licenses and hardware is recognized upon delivery, installation revenue is recognized once the install is complete, and subscription and maintenance revenue is recognized ratably over the life of the agreement. The Company also sells digital media advertising which is recognized once the service has been provided to its customer.

Arrangement consideration is allocated to deliverables based on their relative selling price. In order to treat deliverables in a multiple-deliverable arrangement as a separate unit of accounting, the deliverables must have standalone value upon delivery. The Company’s maintenance services have standalone value as such services can be sold separately. In determining whether installation services have standalone value apart from maintenance services, the Company considers various factors including the availability of the services from other vendors. The Company has concluded that the multiple-deliverable arrangements have standalone value. For software license arrangements, the determination of relative selling price is limited to vendor-specific objective evidence (“VSOE”), which the Company has established using the substantive renewal method.

Cost of revenue includes direct costs to produce and distribute products and the direct costs associated with the delivery of online services, professional services, product support, and resold hardware. Work in process, on the accompanying balance sheets, represent costs incurred prior to the delivery of goods or services to the customer. Deferred revenue, on the accompanying balance sheets, consists of upfront customer deposits or unearned revenue related to subscription and maintenance agreements.

Revenue Recognition — after Adoption of ASC 606

The Company provides customers channel access to a digital product content database and access to tools by which to create, store, manage and distribute their product’s digital content for consumers via either Software-as-a-Service (“SaaS”) or an on-premise software license. The Company also provides software maintenance, digital media advertising, professional training and product support services. Additionally, the Company resells third-party hardware and internet-based communication and information services. The Company accounts for revenue from contracts with customers, which comprises 100% of its revenue, through the following steps:

1)	Identification of the contract with a customer

2)	Identification of the performance obligations in the contract

3)	Determination of the transaction price

4)	Allocation of the transaction price to the performance obligations in the contract

5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

Generally, SaaS and maintenance and support services are invoiced annually or bi-annually in advance of the services being provided to the customer. On-premise software licenses are invoiced upon the delivery of the license to the customer which can occur either upon shipment of the media device containing the software or at the time the download link for the software is transmitted to the customer. Non-recurring professional services and third-party services are generally invoiced monthly in arrears after services have been provided to the customer. Sales of third-party hardware (which includes digital signage equipment) often requires the customer to prepay all or a portion of the amount due in advance. Upon the delivery of the hardware, the customer is invoiced for the net amount due after application of the advance payment. Invoiced amounts are due between thirty and forty-five days from the invoice date.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s contract consideration is generally variable based on a fixed per item charge applied to a variable quantity of units. Variable consideration received for the Company’s services is generally recognized over time in accordance with the “right to invoice” practical expedient and therefore is not subject to revenue constraint evaluation.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product or service to its customer.

The Company’s contracts generally do not include any material significant financing components.

Performance Obligations

The Company typically satisfies its performance obligations for SaaS, maintenance and support, non-recurring professional and third-party services over time as the services are provided to the customer and the customer receives and consumes the benefits of the services.

The Company satisfies its performance obligations with respect to the provision of on-premise software licenses and third-party hardware at the point in time when the customer obtains control of the license or hardware upon delivery.

The Company has established a contract liability for payments received in advance of providing SaaS and maintenance and support services, on-premise software licenses and third-party hardware to customers. This is classified as contract liabilities in the accompanying Balance Sheets.

Practical Expedients

As part of the adoption of Topic 606, the Company has elected the following practical expedients provided for in the standard.

1)	The Company has elected to not adjust the promised amount of consideration for the effect of a significant financing component if it expects, at contract inception, that the period between the Company’s transfer of a promised good or service to a customer and the customer’s payment for that good or service will be one year or less.

2)	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.

3)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

4)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

5)	The portfolio approach has been elected, when applicable, by the Company as it expects any effects of adoption would not be materially different in application at the portfolio level compared with the application at an individual contract level.

6)	The Company has elected the “right to invoice” expedient which states that for performance obligations satisfied over time, if an entity has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the entity’s performance completed to date, the entity may recognize revenue in the amount to which the entity has a right to invoice.

7)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates the Company’s revenue based on the timing of the transfer of products and services to customers:

	Year Ended December 31, 2020
	Amount	Percent
Revenue recognized over time	$8,858,944	73.7%
Revenue recognized at a point in time	3,165,966	26.3%
Total revenue	$12,024,910	100.0%

Neither the type of product or service sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Stock-Based Compensation

Stock options are accounted for using the grant date fair value method. Under this method, stock-based compensation expense is measured by the estimated fair value of the granted stock options at the date of grant, using the Black-Scholes option pricing model, and recognized over the vesting period with a corresponding increase to additional paid-in capital.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company estimates its income taxes in preparing the financial statements. This process involves estimating the actual current tax exposure together with deferred tax assets and liabilities. The Company has not established a valuation allowance to reserve deferred tax assets, as management believes the recovery of deferred tax assets is more likely than not of being recovered from future taxable income prior to expiration.

The Company accounts for uncertainties in income taxes in accordance with ASC 740, “Income Taxes”. ASC 740 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained upon examination by the taxing authority. The Company accounts for interest and penalties relating to uncertain tax positions in the current Statement of Operations, if necessary. As of December 31, 2020 and 2019, the Company had no uncertain tax positions.

The Company has adopted ASU 2015-17, “Balance Sheet Classification of Deferred Taxes”, and classified all deferred tax assets and liabilities, along with any related valuation allowance, as non-current on the balance sheets.

Advertising and Promotion Costs

Advertising and other marketing costs are expensed when incurred and totaled $520,275 and $380,868 for the years ended December 31, 2020 and 2019, respectively. These costs are included in the statements of operations as selling expenses.

Research and Development

Research and development costs, excluding the capitalized software development, are expensed as incurred. For the years ended December 31, 2020 and 2019, research and development expense was $1,004,571 and $839,916, respectively.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentrations

As of December 31, 2020, one customer represented 74% of the Company’s accounts receivable. As of December 31, 2019, two customers represented 42% and 30% of the Company’s accounts receivable. As of December 31, 2020, one vendor represented 78% of the Company’s accounts payable. As of December 31, 2019, two vendors represented 49% and 24% of the Company’s accounts payable.

For the year ended December 31, 2020, three customers represented 15%, 23% and 26% of the Company’s total revenue. For the year ended December 31, 2019, four customers represented 22%, 19%, 17% and 12% of the Company’s total revenue. The Company performs ongoing credit evaluations and does not require collateral. It maintains no reserves for potential losses based on the nature of its clients and historical collection patterns.

NOTE 4 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31:

	2020	2019
Computer equipment	$296,350	$287,989
Furniture and fixtures	18,733	18,733
Leasehold improvements	776,633	776,633
	1,091,716	1,083,355
Less: accumulated depreciation	(671,784)	(516,561)
Property and equipment, net	$419,932	$566,794

Depreciation expense was $155,223 and $142,865 for the years ended December 31, 2020 and 2019, respectively.

NOTE 5 — SOFTWARE DEVELOPMENT COSTS, NET

Capitalized software consisted of the following at December 31:

	Useful Life	2020	2019
Capitalized software	5 years	$6,445,589	$5,442,825
Less: accumulated amortization		(3,501,137)	(2,420,983)
Capitalized software development, net		$2,944,452	$3,021,842

The Company begins amortization of the capitalized software costs, over the estimated useful life of five years, once the product has been placed into service. Amortization expense related to software development costs was $1,080,154 and $951,799 for the years ended December 31, 2020 and 2019, respectively. Amortization expense related to software development costs are included as cost of revenues in the accompanying statements of operations.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its headquarters along with additional storage space in Richardson, Texas. In addition, the Company leases certain equipment and furniture under an operating lease agreement. These lease agreements expire on various dates through December 31, 2023. Future minimum lease payments required under the related operating lease agreements as of December 31, 2020 are as follows:

2021	$284,903
2022	291,650
2023	299,325
Total	$875,878

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Rent expense for the years ended December 31, 2020 and 2019 was $330,731 and $330,355, respectively.

Litigation

The Company may be subject to certain claims and contingent liabilities that arise in the normal course of business. None of these, in the opinion of management, are expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 7 — DEBT

On March 9, 2018 the Company entered into a revolving line of credit with an interest rate of 6.75% and maturity date of March 9, 2019. As of December 31, 2018, there was no outstanding balance on the line of credit. On February 4, 2019 the Company elected to not renew the line of credit and closed the credit facility.

On February 1, 2019, the Company entered into a $2,000,000 Credit Agreement with a maturity of February 1, 2024. The Credit Agreement requires monthly interest payments beginning on March 1, 2019 and monthly principal payments of $41,667, beginning on March 1, 2020. The loan bears interest at a rate of 5.35% per annum. At December 31, 2020 and 2019, the balance on the loan was $1,583,333 and $2,000,000, respectively.

Under the Credit Agreement, the Company also entered into a revolving line of credit with a maximum borrowing of $500,000. The Credit Agreement requires monthly interest payments until its maturity. On February 1, 2020, the Company amended its revolving line of credit extending the maturity to July 15, 2021.

The line of credit bears interest at the Prime Rate as published by the Wall Street Journal (3.25% at December 31, 2020 and 2019). As of December 31, 2020 and 2019, there was no outstanding balance on the line of credit.

The credit agreement is collateralized by substantially all assets of the Company. The credit agreement requires the Company to meet certain financial and non-financial covenants. At December 31, 2020, the Company was in compliance with its debt covenants.

Future minimum payments required under the credit agreement as of December 31, 2020 are as follows:

2021	$500,000
2022	500,000
2023	500,000
2024	83,333
Total	$1,583,333

NOTE 8 — PAYCHECK PROTECTION PROGRAM LOAN

On April 29, 2020, the Company received loan proceeds in the amount of $1,062,400 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the Small Business Administration (“SBA”). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25% during the covered period. Any unforgiven portion is payable over 2 years at an interest rate of 1% with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 8 — PAYCHECK PROTECTION PROGRAM LOAN (cont.)

If any portion of the Company’s PPP loan is not forgiven, the Company will be required to repay that portion, plus interest, with the repayment term beginning at the time the SBA remits the amount forgiven to the Company’s lender. In 2020, the Company received legal release and recorded $1,062,400 as forgiveness income within the other income in the accompanying statements of operations as of December 31, 2020.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

NOTE 9 — STOCK-BASED COMPENSATION

In 2002, the Company’s board of directors established a long-term incentive plan (the “Plan”), as amended and restated on March 4, 2005, under which shares of common stock are made available for grant to qualified consultants, directors, or employees of the Company. The Plan is authorized to issue up to 3,326,087 shares of the Company’s common stock. The Plan expired in 2012 after the initial 10-year life; however, the Board of Directors continued to grant Board approved options after the Plan’s expiration.

The vesting of the options is determined by the Company and may be immediately vested in whole or over multiple years. The Company recognizes compensation expense for options granted to employees or directors using the straight-line method over the vesting period. As of December 31, 2020 and 2019, unrecognized stock based compensation expense was $9,344 and $16,999, respectively, and is expected to be recognized over a weighted average period of 1.95 years.

A summary of option activity for the years ended December 31, 2020 and 2019 is as follows:

	Options Outstanding
	Number of Options	Weighted Average Exercise Price
Balance at January 1, 2019	2,694,000	$0.30
Granted	225,000	0.30
Exercised	—	—
Forfeited	(536,000)	0.30
Balance at December 31, 2019	2,383,000	$0.30
Granted	175,000	0.30
Exercised	—	—
Forfeited	(233,000)	0.30
Balance at December 31, 2020	2,325,000	$0.30

The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions, along with no dividends, for the years ended December 31, 2020 and 2019:

Method Inputs	2020	2019
Share price	$0.17	$0.17
Volatility	50%	50%
Weighted average risk-free rate	0.62% – 1.76%	1.81% – 2.71%
Expected life (years)	6	6
Forfeiture rate	15%	15%

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 9 — STOCK-BASED COMPENSATION (cont.)

The weighted average grant date fair value for options granted was $0.02 for the years ended December 31, 2020 and 2019, respectively. The Black-Scholes option-pricing model requires the input of highly subjective assumptions. The Company continues to assess the assumptions and methodologies used to calculate the established fair value of share-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, which could materially impact the fair value determinations. The Company recorded $11,571 and $14,716 of stock-based compensation expense for the years ended December 31, 2020 and 2019, respectively.

Options outstanding and exercisable as of December 31, 2020 are as follows:

	Options Outstanding
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life	Number of Options Exercisable
$0.30	2,325,000	7.59	2,214,895
	2,325,000	7.59	2,214,895

A summary of the status of non-vested options for the year ended December 31, 2020 is as follows:

	Number of Options	Weighted Average Grant Date Fair Value
Non-vested options, January 1, 2020	197,709	$0.11
Granted	175,000	0.02
Vested	(226,771)	0.06
Cancelled/Forfeited	(35,833)	0.03
Non-vested options, December 31, 2020	110,105	$0.09

All non-vested stock options issued as of the date of the option holder’s termination will be forfeited, with the exception of certain non-vested stock options granted to executive management that have special vesting provisions upon involuntary termination or resignation. The special provisions call for the accelerated vesting of a portion of the option shares granted to the employee.

NOTE 10 — INCOME TAXES

The components of the Company’s provision for income taxes for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Current income tax (expense) benefit:
Federal income tax benefit	$—	$5,133
State income tax (expense) benefit	(17,630)	558
Total current income tax (expense) benefit	(17,630)	5,691
Deferred income tax benefit (expense):
Federal income tax benefit	125,513	37,223
State income tax benefit (expense)	28,004	(12,814)
Total deferred income tax benefit	153,517	24,409
Total income tax benefit	$135,887	$30,100

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 10 — INCOME TAXES (cont.)

A reconciliation of the statutory income tax rate to the effective income tax rates as a percentage of income before income taxes is as follows:

	2020	2019
Federal statutory rate	21.00%	21.00%
State taxes	(1.26)%	1.65%
True-ups	(8.61)%	(34.97)%
Permanent differences	(29.91)%	3.57%
Effective tax rate	(18.78)%	(8.75)%

The tax effects of temporary differences that give rise to significant portions of the deferred taxes for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets and liabilities:
Net operating losses	$3,195,974	$3,191,692
Research credits	484,005	414,620
Deferred rent	75,046	99,418
Deferred payroll tax	42,513	—
Other	25,890	27,795
Software development	(658,540)	(695,361)
Property and equipment	(59,681)	(86,474)
Net deferred tax asset	$3,105,207	$2,951,690

At December 31, 2020 and 2019 the Company had a net operating loss carryforward of $15,031,883 and $14,977,610, respectively. The net operating losses generated in 2017 and earlier are eligible for carryforward for a period of 20 years which will begin expire in 2031. The annual utilization of the net operating losses generated in 2018 and forward, do not have an expiration, but are limited to 80% percent of taxable income in future years.

NOTE 11 — TEMPORARY STOCKHOLDERS’ EQUITY

All preferred shares are entitled to vote with common stock on an as-converted basis. The Board of Directors as of December 31, 2020 and 2019, had authorized the issuance of 27,872,443 shares in five series of preferred stock, each with a par value of $0.001, as set forth below:

	Shares Authorized	Shares Issued and Outstanding	Par Value	Issuance Price	Non- cumulative Dividend Rate	Liquidation Preference	Conversion Price
Preferred Series A	3,000,000	3,000,000	$0.001	$0.7667	$0.053669	$1.5334	$0.7314
Preferred Series B	2,472,443	2,472,443	$0.001	$0.8270	$0.057890	$1.6540	$0.7837
Preferred Series C	10,400,000	3,727,613	$0.001	$0.9000	$0.063000	$1.8000	$0.8470
Preferred Series C-1	8,000,000	8,000,000	$0.001	$0.7500	$0.052500	$1.5000	$0.7169
Preferred Series D	4,000,000	4,000,000	$0.001	$0.5000	$0.035000	$1.0000	$0.5000
	27,872,443	21,200,056

The preferred stock includes an optional holder redemption feature in which the holders can request redemption of the stock to be paid in three equal installments. The redemption amount is based on the original issue price of the preferred stock and is at the option of the majority preferred stockholders upon written request. As this redemption feature does not meet the definition of an unconditional obligation to transfer assets and is not certain to occur until the request occurs in the applicable time period, the preferred stock is not considered mandatorily redeemable stock, but is rather contingently redeemable and therefore classified as temporary equity. Accordingly, all preferred stock with a carrying value of $15,720,761 is classified as temporary equity because the Company cannot control whether or not it will settle the redemption of preferred stock in cash or common stock. No redemption requests have been received as the date these financial statements were available for issuance and therefore, it is not probable that the redemption will occur. As a result, no changes have been made to the carrying value of the temporary equity as of December 31, 2021 and 2020.

REFLECT SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 11 — TEMPORARY STOCKHOLDERS’ EQUITY (cont.)

Each share of preferred stock is convertible into common stock at the option of the holder based on a conversion price as defined in the Fourth Amended and Restated Certification of Incorporation which may be adjusted based on stock dividends, splits, mergers and reorganizations as well as adjusted if there is a future dilutive issuance of common stock at a price lower than the original issue price of the preferred stock. All preferred stock will automatically convert upon public offering of at least five times the original Series D issue price in which net proceeds are at least $35,000,000 or upon an event specified by vote or written consent of the majority stockholders.

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to be paid out of the assets of the corporation available for distribution to its stockholders or out of the consideration payable to the stockholders prior to the payment is made to the holders of common stock. If, however, the assets available for distribution to the holders of preferred stock are not sufficient to permit payment to such stockholders of the full liquidation preference, then all the assets of the Company shall be distributed ratably to the holders of preferred stock as defined in the fourth amended and restated certificate of incorporation.

NOTE 12 — STOCKHOLDERS’ DEFICIT

Common stock

The Company is authorized to issue 35,000,000 shares of common stock with par value of $0.001 per share. Holders of the common stock are entitled to one vote per share.

NOTE 13 — SUBSEQUENT EVENTS

The Company has evaluated all material events and transactions that occurred subsequent to December 31, 2020, the balance sheet date, through July 16, 2021, the date the financial statements were available to be issued and determined there were no other events or transactions which would impact these financial statements for the year ended December 31, 2020, except as noted below.

On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (“Economic Aid Act”) was enacted, permitting Second Draw PPP loans. In January 2021, the Company applied for and was approved for a second loan draw (“PPP 2”) pursuant to the Economic Aid Act, administered by the U.S. Small Business Administration. The Company received $998,393 of loan proceeds with an effective date of January 28, 2021, with a maturity of five years and will bear interest at 1% per annum. Under the terms of the PPP 2, loan payments will be deferred for the Company if they apply for loan forgiveness until SBA remits the Company’s loan forgiveness amount to the lender. If the Company does not apply for loan forgiveness, payments are deferred seventeen months from the date of PPP 2 issuance.

On July 16, 2021, all of the outstanding principal and accrued interest on the PPP 2 loan were legally forgiven.